Exhibit 15.1

AUDIT ALLIANCE LLP

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428
Website: www.allianceaudit.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-260129) on Form S-8 of our report dated October 16, 2026, with respect to the consolidated financial statements of BitVentures Limited as of June 30, 2025 and 2026 and for the years ended June 30, 2024, 2025 and 2026.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

October 16, 2026